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                ERP OPERATING LIMITED PARTNERSHIP
                     CONSOLIDATED HISTORICAL
   EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS RATIO

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                                                                                   HISTORICAL
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------
                                        9/30/99        9/30/98      12/31/98       12/31/97      12/31/96     12/31/95     12/31/94
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------
                                                                             (Amounts in thousands)

REVENUES
  Rental income                        $1,243,958    $  901,087    $1,293,560    $  707,733    $  454,412  $  373,919     $  220,727
  Fee income - outside managed              3,432         4,204         5,622         5,697         6,749       7,030          4,739
  Interest income - investment
   in mortgage notes                        8,502        14,405        18,564        20,366        12,819        4,862             -
  Interest and other income                17,655        12,803        19,703        13,525         4,405        4,573         5,568
                                       ----------    ----------    ----------    ----------    ----------   ----------    ----------

     Total revenues                     1,273,547       932,499     1,337,449       747,321       478,385      390,384       231,034
                                       ----------    ----------    ----------    ----------    ----------   ----------    ----------

EXPENSES
  Property and maintenance                300,798       225,053       326,567       176,075       127,172      112,186        66,534
  Real estate taxes and insurance         126,304        88,552       126,009        69,520        44,128       37,002        23,028
  Property management                      42,817        38,546        52,705        26,793        17,512       15,213        10,249
  Property management - non-recurring         -             -             -             -             -            -             879
  Fee and asset management                  2,301         3,344         4,207         3,364         3,837        3,887         2,056
  Depreciation                            297,505       208,394       301,869       156,644        93,253       72,410        37,273
  Interest:
   Expense incurred                       241,516       170,143       246,585       121,324        81,351       78,375        37,044
   Amortization of deferred
    financing costs                         2,773         1,962         2,757         2,523         4,242        3,444         1,930
  General and administrative               15,736        14,488        21,718        15,064         9,857        8,129         6,053
                                        ----------    ----------    ----------    ----------    ----------  ----------    ----------

     Total expenses                      1,029,750       750,482     1,082,417      571,307      381,352       330,646       185,046
                                        ----------    ----------    ----------   ----------   ----------    ----------    ----------

Income before extraordinary items       $  243,797    $  182,017    $  255,032    $  176,014   $  97,033    $   59,738    $   45,988
                                        ==========    ==========    ==========    ==========   ==========   ==========    ==========
Combined Fixed Charges and
  Preferred Distributions:
  Interest and other
   financing costs                     $  241,516    $  170,143    $  246,585    $  121,324    $   81,351    $   78,375    $  37,044
  Amortization of deferred
   financing costs                          2,773         1,962         2,757         2,523         4,242        3,444         1,930
  Preferred distributions                 85,118        65,075        92,917        59,012        29,015       10,109            -
                                        ----------    ----------    ----------    ----------    ----------   ----------   ----------
TOTAL COMBINED FIXED
  CHARGES AND PREFERRED
  DISTRIBUTIONS                        $  329,407    $  237,180    $  342,259    $  182,859    $  114,608   $   91,928    $   38,974
                                       ==========    ==========    ==========    ==========    ==========   ==========    ==========
EARNINGS BEFORE COMBINED
  FIXED CHARGES AND
  PREFERRED DISTRIBUTIONS              $  488,086    $  354,122    $  504,374    $  299,861    $  182,626   $  141,557    $   84,962
                                       ==========    ==========    ==========    ==========    ==========   ==========    ==========
FUNDS FROM OPERATIONS BEFORE
  COMBINED FIXED
  CHARGES AND PREFERRED
  DISTRIBUTIONS                       $  785,591    $  562,516    $  806,243    $  456,505    $  275,879   $  213,967     $  123,114
                                       ==========    ==========    ==========    ==========    ==========   ==========    ==========
RATIO OF EARNINGS BEFORE
  COMBINED FIXED CHARGES AND
  PREFERRED DISTRIBUTIONS TO
  COMBINED FIXED CHARGES AND
  PREFERRED DISTRIBUTIONS                   1.48          1.49          1.47          1.64          1.59         1.54          2.18
                                       ==========    ==========    ==========    ==========    ==========   ==========    ==========
RATIO OF FUNDS FROM
 OPERATIONS BEFORE COMBINED
 FIXED CHARGES AND PREFERRED
 DISTRIBUTIONS TO COMBINED
 FIXED CHARGES AND
 PREFERRED DISTRIBUTIONS                    2.38          2.37          2.36          2.50          2.41         2.33          3.16
                                       ==========    ==========    ==========    ==========    ==========   ==========    ==========


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